销售合同[Sales Contract]

编号[No.]：SKYZF071220XJ
日期[Date]：Dec.20, 2007

买方：天华阳光（香港）国际有限公司
Buyer: SKY SOLAR (HONG KONG) INTERNATIONAL CO., LTD
地址：香港湾仔轩尼诗道 139 号中国海外大厦
Address: China Overseas Building, 139 Hennessy Road, Wanichai, HK.
电话 Tel : +8610 66160263 传真 Fax : +8610 66160079

出口代理[Export Agent]:
上海永久进出口贸易有限公司
SHANGHAI FOREVER IMP.&EXP CO.LTD
地址: 5 楼,花木路 832 号, 上海 201204, 中国
Address: 5/F,832 Hua Mu Rd, Shanghai 201204, CHINA

银行信息 The Seller's Import & Export agency's bank information:

Beneficiary Name:	SHANGHAI FOREVER IMP.&EXP CO.LTD
Address:	5/F,832 Hua Mu Rd, Shanghai 201204, CHINA
Tel:	+ 86 21 50596905
Beneficiary Bank:	STANDARD CHARTERED BANK, SHANGHAI BRANCH
Bank Address:	161, East Lu Jia Zui Road, Pudong, Shanghai 200120, CHINA
Account number:	8029260010
Swift Code:	SCBL CNSX SHA

生产商[The Manufacturer]:
展丰能源技术（上海）有限公司
Perfectenergy(Shanghai)Co.,Ltd
地址: 上海市莘庄镇友东路 479 号
Address: 479 Youdong Road, Xin Zhuang Town, Shanghai 201100, China
电话[Tel]: +86-21-54880958
传真[Fax]: +86-21-54888364

买方与卖方及生产商同意按下列条款成交：
The undersigned parties agreed to conduct transaction according to the terms and conditions stipulated below:

1. 货物简况[Goods]

DESCRIPTION	QTY (W)	UNIT PRICE	AMOUNT
170Wp or 175Wp mono-crystalline silicon solar panel (including connectors and cables) with SKY GLOBAL label The average power for each panel must be on or above 170/175Wp. Backsheet can be TPT or PET etc.	4,000,000.00	ERUO 2.66 /Wp CIF Valencia, Spain	ERUO 10,640,000.00
Grand Total	EURO TEN MILLION SIX HUNDRED AND FORTY THOUSAND ONLY		ERUO 10,640,000.00

备注：由常州天华新能源科技有限公司进行质量检测及监督。
REMARK: Changzhou Sky Global New Energy will do quality inspection and supervisal.

2. 付款方式[Payment]：
(1) 合同签定后七个工作日内，买方支付合同总额的 5%的定金。每批货物发运装船后，买方收到卖方（出口代理

或生产商）装船提单的传真件或复印件之日期起十个工作日内付清所发运货物的 95%货款。

The Buyer will pay 5% T/T of grand total amount of the whole contract in advance as down payment within seven working days after the contract has been signed, and the rest 95%T/T of each partial shipment amount must reach the Seller within ten working days against the date the Buyer receives the fax or the copy of bill of lading from the Seller (Export Agent or the Manufacturer).

(2) 装运计划[Shipment schedule]:

装运计划方案如下表，卖方保证每箱同一种规格。The shipment schedule as below form and the same size in the same container must be assured by the seller.

卖方每月发运不超过两次，每次发运不少于三个集装箱。每批发运后，卖方必须收到前次发运货物 95%的货款后，才能安排后次发运。由于买方延迟付款导致卖方延迟发货，卖方概不负责。The seller must delivery no more than two times each month and no less than three containers for each partial shipment，After each partial shipment, the seller will delivery the next partial shipment only after receiving 95%of the payment of fore shipped goods. The seller will not be responsible for delay of delivery because delay of payment from the buyer.

No	Shipment time	Quality (pcs)	Total Power	Container and Number		Quality (pcs)	Total Power	Container and Number	
		175 W				170 W			
1	Jan.2008	3528	617400	6	×40"	0	0	0	×40"
2	Feb.2008	1176	205800	2	×40"	2352	399840	4	×40"
3	Mar.2008	2352	411600	4	×40"	3528	599760	6	×40"
4	Apr.2008	2352	411600	4	×40"	3528	599760	6	×40"
5	May,2008	4116	720300	7	×40"	0	0	0	×40"
		194	33950	1	×20"	0	0	0	×20"
Total		13718	2400650	588 /40"		9408	1599360	Σ (W)	4000010
		23 of 175W 40"Container 1 of 175W 20"Container				16 of 170W 40"Container 0 of 170W 20"Container			

3. 单据要求[Documents required]

(1) 整套已装船清洁提单.

Full set of clean on board bills of lading.

(2) 商业发票和装箱单正本各一式 3 份；

Original commercial invoice and packing list respectively in triplicate

(3) 卖方装运通知：卖方在货物装运后 48 小时内应通知买方装运的船名、航次、日期、数量、重量及价值。同时，卖方还应将提单、商业发票、装箱单等单据传真给买方。

Certified copy of fax dispatched to the Buyer within 48 hours after shipment advising name of vessel and voyage No., date, quantity, weight and value of shipment. Meanwhile, the Export Agent should also fax the B/L, commercial invoice, packing list etc to the Buyer.

4. 包装与运输[Packing]

(1) 包装[Packing]:

海运包装；组件需含条形码或产品编号，每个 40 尺集装箱装 588 块组件。

Seaworthy packing; each modules shall contain bar code or serial No, 588pcs modules in each 40" container.

(2) 允许溢短装[Loading more or less allowed]：+5%

5. 保险[Insurance]：由卖方负担/To the seller's option.

6. 太阳能电池板的性能参数及生产商的产品质量保证条款

Quality, performance, the Manufacturer's warranty of the solar panel

(1) 性能参数：太阳能电池板的性能参数将标示在组件标签上。功率误差：±3%

Specification:The specification of solar panel will be indicated in the lables. Power tolerance: ±3%

(2) 生产商质量保证条款 [the Manufacturer's warranty to the quality of solar panel]

生产商保证光伏组件在正常使用安装情况下，保证没有质量问题，但接线盒、接头及电缆质量不包括在内(如因生产商安装不当出现的问题，生产商需对此负责)。如果组件同担保的条款不相符，从卖到最初客户之日起 60 个月内卖

方可以修理，或更换，或按当时购买价赔偿客户。生产商保证所供组件在 10 年内功率输出为 90%，25 年内为 80%，如果不能达到上述保证，更换组件或按购买价赔偿。

The Manufacturer warrants the solar panels to be free from defects in materials and workmanship under normal application, installation, usage and service conditions，but the seller can't warrant quality of Junction boxes, connectors and cables(in case any problem caused from wrongful installation by manufacturer, the manufacturer must be responsible for it) . If the solar panels fail to conform to this warranty, then for a period ending 60 months from date of sale to the first customer, the Manufacturer at its option, either repair or replacement or refund, or refund the purchase price as paid by the Customer [" purchase price "]. The Manufacturer guarantees output power of PV panel is more than 90% of the minimum Peak Power within 10 years and more than 80% in 25 years, if can't reach the warranty data, the Manufacturer will replace such loss in power either by replacing the defective PV panels or by refunding the Purchase Price.

7. 一般条款[General Terms]

(1) 品质/数量异议[Quality/Quantity discrepancy]:

如买方提出索赔，凡属品质异议须于货到目的口岸之日起 30 天内提出，凡属数量异议须于货到目的口岸之日起 15 天内提出，对于所装货物所提任何异议于保险公司、轮船公司、其他有关运输机构或邮递机构所负责者，卖方不负任何责任。

In case of quality discrepancy, claim should be filed by the Buyer within 30 days after the arrival of the good at port of destination, while for quantity discrepancy, claim should be filed by the Buyer within 15 days after the arrival of the goods at port of destination. It is understood that the Seller shall not be liable for any discrepancy of the goods shipped due to causes for which the Insurance Company, Shipping Company, other Transportation Oranaization /or Post Office are liable.

(2) 不可抗力[Force Majeure]

由于发生人力不可抗拒的原因，致使本合约不能履行，部分或全部商品延误交货，卖方概不负责。本合同所指的不可抗力指不可干预、不能避免且不能克服的客观情况。

Neither the Export Agent nor the manufacturer shall be held responsible for failure or delay in delivery of the entire lot or a portion of the goods under this Sales Contract in consequence of any Force Majeure incidents which might occur. Force Majeure as referred to in this contract means unforeseeable, unavoidable and insurmountable objective conditions.

(3) 仲裁[Arbitration]：因凡本合同引起的或与本合同有关的任何争议，如果协商不能解决，应提交中国国际经济贸易仲裁委员会，按照申请仲裁时该会施行的仲裁规则进行仲裁。仲裁决定是终局的。对合同各方均有约束力。

Any dispute arising from or in connection with the Sales Contract shall be settled through friendly negotiation. In case no settlement can be reached, the dispute shall be then submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with its rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

8. 本合同为中英文两种文本，两种文本具有同等效力。本合同一式 3 份。自各方签字[盖章]之日起生效。

This Contract is written in Chinese and English, each of which shall be deemed equally authentic. This Contract is in 3 copies and will become effective since being signed/sealed by the parties concerned.

买方[The Buyer]:

出口代理[Export Agent]:

生产商[The Manufacturer]